Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	Other(2)	3,555,249(3)	$2.47565(2)	$8,801,552(2)	$147.60 per $1,000,000	$1,299.11(2)
Fees to Be Paid	Equity	Common Shares, without par value	Other(4)	615,385(5)	$3.25(4)	$2,000,001(4)	$147.60 per $1,000,000	$295.20(4)
Fees to Be Paid	Equity	Common Shares, without par value	Other(6)	413,432(7)	$3.54(6)	$1,463,549(6)	$147.60 per $1,000,000	$216.02(6)
Fees to Be Paid	Equity	Common Shares, without par value	Other(8)	250,000(9)	$4.60(8)	$1,150,000(8)	$147.60 per $1,000,000	$169.74(8)
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$13,415,102		$1,980.07
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$1,980.07

(1) Represents the common shares, without par value (“Common Shares”), of NioCorp Developments Ltd. (the “Company”) that will be offered for sale by the selling shareholders (the “Selling Shareholders”) named in the prospectus that forms a part of the Company’s registration statement on Form S-1 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Common Shares being registered under the Registration Statement include such indeterminate number of additional Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the Common Shares being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Shares registered under the Registration Statement all Common Shares are combined by a reverse stock split into a lesser number of Common Shares, the number of undistributed Common Shares covered by the Registration Statement shall be proportionately reduced.

(2) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Shares on The Nasdaq Stock Market LLC as of May 10, 2024 of $2.47565.

(3) Represents 3,141,817 Common Shares issuable upon conversion of unsecured notes to YA II PN, Ltd. (“YA”), a fund managed by Yorkville Advisors Global, LP, and Lind Global Fund II LP (“Lind”), which unsecured notes were issued pursuant to a Securities Purchase Agreement, dated April 11, 2024, between the Company and each of YA and Lind (the “Purchase Agreement”), and 413,432 Common Shares issued to certain of the Selling Shareholders who participated as investors (the “December 2023 Investors”) in connection with the Company’s December 2023 non-brokered private placement (the “December 2023 Private Placement”) of units of the Company, each comprised of one Common Share and one Common Share purchase warrant, expiring December 22, 2025 (collectively, the “December 2023 Warrants”).

(4) Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee with respect to the Common Shares issuable upon exercise of the Common Share purchase warrants, expiring April 12, 2027, which were issued to YA and Lind pursuant to the Purchase Agreement (the “April 2024 Warrants”), the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of the April 2024 Warrants of $3.25 per Common Share.

(5) Represents 615,385 Common Shares issuable upon exercise of the April 2024 Warrants, which were issued to YA and Lind pursuant to the Purchase Agreement.

(6) Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee with respect to the Common Shares issuable upon exercise of the December 2023 Warrants, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of the December 2023 Warrants of $3.54 per Common Share.

(7) Represents 413,432 Common Shares issuable upon exercise of the December 2023 Warrants, which were issued to the December 2023 Investors in connection with the December 2023 Private Placement.

(8) Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee with respect to the Common Shares issuable upon exercise of the Common Share purchase warrants, expiring September 1, 2025 (the “September 2023 Warrants”), which were issued to a certain Selling Shareholder who participated as an investor (the “September 2023 Investor”) in connection with the Company’s September 2023 private placement (the “September 2023 Private Placement”) of units of the Company, each comprised of one Common Share and one September 2023 Warrant, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of the September 2023 Warrants of $4.60 per Common Share.

(9) Represents 250,000 Common Shares issuable upon exercise of the September 2023 Warrants, which were issued to the September 2023 Investor in connection with the September 2023 Private Placement.